STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of July 27, 2009, by and between WSFS Financial Corporation, a Delaware corporation (“Seller”), and Peninsula Investment Partners, L.P., a Delaware limited partnership (“Buyer”).

WHEREAS, the Board of Directors of Seller proposes to sell to Buyer, and Buyer proposes to purchase from Seller, (i) such amount of shares of common stock of Seller, $.01 par value per share (“Seller Common Stock”), and (ii) a warrant to purchase shares of the Seller Common Stock (the “Warrant”), in each case as set forth below, for an aggregate purchase price of $25,000,000, in cash; and

WHEREAS, the Board of Directors of Seller believes that the sale of the shares of Seller Common Stock and the Warrant to Buyer, under the terms and conditions set forth in this Agreement, is in the best interests of the Seller and its stockholders;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.	Purchase and Sale of Shares; Warrant.

1.1       Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.1 hereof), Seller shall sell, transfer, assign and deliver unto Buyer, and Buyer shall purchase from Seller, (a) Eight Hundred Sixty Two Thousand Sixty Nine (862,069) shares of Seller Common Stock (each, a “Share”, and collectively, the “Shares”), and (b) a Warrant to purchase upon exercise thereof One Hundred Twenty Nine Thousand Three Hundred Ten (129,310) Shares (each such Share, a “Warrant Share”, and, collectively, the “Warrant Shares”) in accordance with the terms and conditions set forth in the certificate evidencing the Warrant attached hereto as Exhibit A.

1.2       At the Closing, Buyer shall pay to Seller a purchase price (the “Purchase Price”) of $25,000,000, in cash, in consideration of its purchase of the Shares and the Warrant. At any exercise of the Warrant, in whole or in part, Buyer shall pay to Seller the Warrant’s exercise price multiplied by the number of Warrant Shares for which the Warrant is being exercised in immediately available cash funds, or net settlement in Shares as set forth in Section 4 of the Warrant, and Seller shall deliver to Buyer the Warrant Shares in accordance with the terms of the Warrant.

2.	The Closing.

2.1       The closing under this Agreement (the “Closing”) shall take place within seven (7) business days following the approval by the Office of Thrift Supervision (the “OTS”) of the Rebuttal of Rebuttable Determination of Control filed by Buyer with respect to the Seller. At such time, the Closing shall take place at 10:00 am at the main office of the Seller, 500 Delaware Avenue, Wilmington, Delaware, or at such other place and time as the parties shall agree in writing.

                        2.2       Immediately prior to the Closing (and as a condition of the Buyer’s obligations to purchase the Shares and the Warrant and otherwise perform its obligations under this Agreement), the Seller shall deliver to the Buyer a certificate from the Chief Executive Officer of the Seller certifying that (a) as of such date, to his knowledge, the representations and warranties set forth herein are true and accurate in all respects, and (b) that there has not been since the execution of this Agreement any material adverse change to the Seller’s business.

2.3       Immediately prior to the Closing (and as a condition of the Seller’s obligations to deliver the Shares and the Warrant and otherwise perform its obligations under this Agreement), the Buyer shall deliver to the Seller a certificate from its general partner certifying as to the Buyer that as of such date, to his knowledge, the representations and warranties set forth herein are true and accurate in all material respects. For purposes of this Section 2.3, the term “knowledge” shall mean the actual knowledge of Mr. Ted Weschler.

2.4       At the Closing, Seller shall deliver to Buyer a certificate for each of the Shares and the Warrant, duly registered in the name of the Seller.

2.5       At the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds.

3.         Registration Rights. As additional consideration for the agreement of Buyer to purchase the Shares and the Warrant under this Agreement, Seller further agrees to provide to Buyer the following registration rights with respect to the Shares and the Warrant Shares.

3.1       Listing of Common Stock. The Seller shall use its best efforts to cause the Seller Common Stock to remain listed on The NASDAQ Stock Market LLC (“Nasdaq”). The Seller shall cause the Shares and, upon exercise, the Warrant Shares to be listed or included in such listing or on each securities exchange or automated quotation system on which similar securities issued by the Seller are then listed or included.

3.2       Shelf Registration. The Seller shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), as soon as practicable but in no event later than ninety (90) days after the Closing, a Registration Statement on Form S-3 (or such other form as the Seller is then eligible to use) registering the resale from time to time by the Buyer of the Shares and the Warrant Shares pursuant to a plan of distribution reasonably acceptable to the Buyer (the “Registration Statement”). The Buyer agrees to promptly provide to the Seller, in writing, such information as the Seller may reasonably request for inclusion in the Registration Statement. The Seller shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (a) ninety (90) days after its filing date, or (b) the fifth business day following the date on which the Seller is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Deadline”), and to keep such Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”) until the earlier of (x) the date on which all Shares and Warrant Shares covered by the Registration Statement may be sold without restriction (including, without limitation, any applicable filing requirements, manner of sale, current public information and volume limitations whether as a result of Buyer being deemed an “affiliate” of the Seller as such term is defined and used in Rule 144 or otherwise) by the Buyer pursuant to Rule 144(b)(ii), or (y) such date as all Shares and Warrant Shares registered on such Registration Statement have been sold by the Buyer (the earlier to occur of (x) or (y) is the “Registration Termination Date”).

(a)        If a Registration Statement ceases to be effective for any reason at any time prior to the applicable Registration Termination Date, the Seller shall use its best efforts to reinstate the effectiveness thereof.

(b)       The Seller shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Seller for such Registration Statement, if required by the Securities Act and the rules and regulations of the SEC thereunder, or to the extent to which the Seller does not reasonably object, as requested by the Buyer.

(c)       All Registration Expenses (as defined below) incurred in connection with the registrations pursuant to this Section 3.2 shall be borne by the Seller. “Registration Expenses” shall mean all expenses incurred by the Seller in complying with this Section 3.2 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Seller, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

(d)       The Seller may suspend sales of Shares and Warrant Shares (if applicable) pursuant to the Registration Statement for a period of not more than thirty (30) days during any six (6) month period in the event it determines in good faith that such Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided that (i) the Seller shall immediately notify the Buyer in writing of such suspension and (ii) the Seller shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading. At the time the Registration Statement is declared effective, the Buyer shall be named as a selling security holder in the Registration Statement and the related prospectus in such a manner as to permit the Buyer to deliver such prospectus to purchasers of Shares in accordance with applicable law.

(e)       The Seller shall promptly furnish to the Buyer upon receipt thereof (i) any correspondence from the SEC or the staff of the SEC to the Seller or its representatives relating to any Registration Statement (but shall redact any material non-public information therefrom), and (ii) after the same is prepared and filed with the SEC, a copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits.

(f)        The Seller shall furnish to the Buyer at Seller’s sole cost and expense such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares and Warrant Shares owned by them.

(g)       The Seller shall use its best efforts to register and qualify the securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Buyer at Seller’s sole cost and expense.

(h)       The Seller shall immediately notify the Buyer at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, subject to Section 3.2(d), the Seller shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading. The Seller shall immediately notify Buyer (i) when such registration statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Buyer as a selling stockholder or its plan of distribution; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Shares or the Warrant Shares or the initiation of any proceedings for that purpose, including pursuant to Section 8A of the Securities Act; (iv) of the receipt by the Seller of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or the Warrant Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any other event that results in the Buyer being unable to sell Shares or Warrant Shares pursuant to the Registration Statement or related prospectus.

3.3       Piggyback Registration Rights. If at any time following the issuance of the Shares under this Agreement, the Seller (a) has not registered the Shares and the Warrant Shares in accordance with this Agreement and, (b) the Seller proposes to register any common stock under the Securities Act (other than registration pursuant to a registration statement on Form S-4 or Form S-8 or any successor form of securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Seller pursuant to any employee benefit plan, respectively), Seller will promptly, but not less than thirty (30) days prior to the filing date of any such registration statement, give written notice to Buyer of its intention to effect that registration and of the rights of Buyer under this Agreement to participate therein (“Piggyback Registration”), which notice shall include the estimated filing date for the registration statement. Upon the written request of Buyer made within twenty (20) days after receipt of any such notice, Seller will include in the Piggyback Registration (and any related qualifications under applicable state securities laws) all Shares and/or Warrant Shares that Buyer has so requested Seller to register. In connection with any piggyback registration, the Seller shall comply with procedures set forth in Section 3.2(b) – (h). Seller shall pay all reasonable and customary registration expenses in connection with any Piggyback Registration (including maintenance of the effectiveness of any registration, as required under this Agreement), including, without limitation: (a) all registration and filing fees required by or payable to the SEC, any stock exchange or the Financial Industry Regulatory Authority (“FINRA”), including, if applicable, the fees and expenses of any a qualified independent underwriter (and its counsel) that is retained in accordance with the rules and regulations of the FINRA, (b) all fees and expenses to comply with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications), (c) all printing, messenger and delivery expenses (d) all fees and disbursements of counsel for Seller and Seller’s independent public accountants, including the expenses of any special audits and/or “cold comfort” or other accountants’ letters required by or incident to such registration, (e) fees and disbursements of underwriters imposed on Seller by the underwriting agreements to which Seller is a part, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, and (f) the actual and reasonable fees and disbursements of counsel for Buyer in an amount not to exceed $30,000.

                        3.4       Reports under Securities Exchange Act of 1934. With a view to making available to the Buyer the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Seller to the public without registration or pursuant to a Registration Statement, the Seller agrees to:

(a)       use its reasonable best efforts to make and keep adequate current public information available in accordance with Rule 144(c) at all times as the Seller remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)       use its reasonable best efforts to take such action as is necessary to enable the Buyer to qualify for use of the SEC’s Form S-3 or such other registration statement form as may be applicable for the sale of their Shares and the Warrant Shares;

(c)       use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Seller under the Securities Act and the Exchange Act; and

(d)        furnish to the Buyer, so long as the Buyer owns any Shares or Warrant Shares, upon reasonable request (i) a written statement by the Seller that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or such other form as the Seller is then eligible to use), and (ii) a copy of the most recent annual or quarterly report of the Seller and such other reports and documents so filed by the Seller with the SEC.

3.5	Indemnification

(a)       Indemnification by Seller. To the extent permitted by applicable law, Seller will indemnify Buyer and each of its respective controlling persons, affiliates, shareholders, directors, officers, employees and agents (a “Seller Indemnified Person”) with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages, costs, expenses (including reasonable costs of investigation and legal expenses) and liabilities whatsoever (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by Seller of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law or any common law or any other law applicable to Seller in connection with any such registration, qualification or compliance, and will reimburse a Seller Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, unless such action arises out of or is based on any untrue statement or omission based upon written information furnished to Seller by Buyer. It is expressly acknowledged that Seller shall not indemnify a Seller Indemnified Person otherwise entitled to indemnification hereunder if such Seller Indemnified Person made an untrue statement or failed to state a material fact in information furnished to Seller by Buyer for use in a registration statement and if the use of such information by Seller in connection with its registration statement causes the claim, loss, damages, cost, expense or liability for which indemnification is being sought.

(b)       Indemnification by Buyer. Buyer will indemnify Seller and each of its respective controlling persons, affiliates, shareholders, directors, officers, employees and agents (a “Buyer Indemnified Person”) against all claims, losses, damages, costs, expenses (including reasonable costs of investigation and legal expenses) and liabilities whatsoever (or actions in respect thereof) arising out of or based upon (i) any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon an omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in information furnished by Buyer to Seller expressly for use therein, or (ii) any disposition of the Shares in violation of Section 3.2(d) of this Agreement. In no event shall the liability of the Buyer hereunder be greater in aggregate amount than the dollar amount of the net proceeds received by Buyer upon the sale of the registrable securities giving rise to such indemnification obligation.

(c)       Indemnification Mechanics. A party entitled to indemnification under this Section 3.5 (the “Indemnified Party”) shall give written notice to the party or parties required to provide indemnification (the “Indemnifying Party”) within a reasonable amount of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The failure of an Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Agreement only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnified Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

(d)       Contribution. If the indemnification provided for in this Section 3.5 is unavailable to an Indemnified Party (other than by reason of any exception provided in Section 3.5(a) hereof) in respect of any losses, claims, damages, costs, expenses or liabilities for which such Indemnified Party is entitled to be indemnified hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, costs, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, costs, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnifying Party as a result of losses, claims, damages, costs, expenses or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 3.5(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.5(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 3.5(d), Buyer shall not be required to contribute any amount in excess of the total amount by which the total price at which Shares were sold by Buyer and distributed to the public exceeds the amount of any damages Buyer has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission.

4.         Representations, Warranties and Covenants of Seller. In addition to the warranties, representations and covenants of Seller contained elsewhere herein, Seller hereby warrants, represents and covenants to Buyer as follows:

4.1       Seller is a corporation organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted.

4.2       The authorized common stock of Seller consists of 20,000,000 shares of Seller Common Stock, of which 6,190,987 shares were issued and outstanding as of June 30, 2009. The authorized preferred stock of Seller consists of 7,500,000 shares of serial preferred stock, par value $.01 per share (“Seller Preferred Stock”), of which 52,625 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are issued and outstanding to the U.S Department of Treasury as of June 30, 2009. Other than the Seller Common Stock and Seller Preferred Stock, there are no other classes of equity securities of the Seller. Except as disclosed in Schedule 4.2 to this Agreement, there are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Seller to issue, sell or otherwise dispose of any shares of Seller Common Stock. As of the Closing, the Shares and the Warrant Shares are being sold, and (upon receipt by the Buyer at the Closing or upon the exercise of the Warrant) will be, free and clear of all liabilities, debts, obligations, encumbrances, leases, indebtedness, liens, charges, and pledges, of whatever nature, whether fixed or contingent, disclosed or undisclosed, foreseen or unforeseen, as of the date of this Agreement.

4.3       Seller possesses the requisite corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder, and no additional consent or approval of any other person, entity or governmental authority is required therefor. This Agreement is a valid and binding obligation of Seller and is fully enforceable against it in accordance with its terms and conditions.

4.4       The execution and delivery of this Agreement by Seller will not violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon the Seller’s ability to consummate the transactions contemplated hereby.

4.5       Seller has made all necessary filings with all applicable federal, state and local authorities and/or regulatory bodies, and has complied with all applicable laws, in each case with respect to the transaction contemplated herein, and Seller will take all such further actions as are necessary or appropriate to cause the transaction contemplated hereby to comply with all applicable law.

4.6       The representations and warranties set forth herein are accurate in all material respects. None of the periodic and other reports of the Seller filed with the SEC under the Exchange Act since June 30, 2004, contain any misstatement of a material fact or omit to state a material fact necessary to prevent the statements made herein or therein from being misleading. Except as disclosed in Schedule 4.6 to this Agreement, since the filing of Seller’s most recent Quarterly Report on Form 10-Q with the SEC, there has been no material adverse change to the Seller’s financial condition or its results of operations of the kind required to be disclosed in filings with the SEC under applicable federal securities laws that have not been so disclosed by Seller.

5.         Representations, Warranties and Covenants of Buyer. In addition to the warranties, representations and covenants of Buyer contained elsewhere herein, Buyer hereby warrants, represents and covenants to Seller as follows:

5.1       Buyer is a limited partnership organized, validly existing and in good standing under the laws of the State of Delaware and possesses all requisite power and authority to execute and deliver this Agreement and perform all of its obligations hereunder, and no additional consent or approval of any other person, entity or governmental authority is required therefor. This Agreement is a valid and binding obligation of Buyer and is fully enforceable against it in accordance with its terms and conditions. Buyer is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

5.2       The execution and delivery of this Agreement by Buyer will not violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon the Buyer’s ability to consummate the transactions contemplated hereby.

5.3       Buyer has filed with the OTS a Rebuttal of Rebuttable Determination of Control with respect to its investment in the Seller contemplated hereby.

5.4       The representations and warranties made here in are accurate in all material respects. Buyer will have the funds to pay the Purchase Price as of the Closing Date.

5.5       Buyer has requested and received such information and has made such due diligence investigation, including having access to the books and records of Seller and Wilmington Savings Fund Society, FSB, as Buyer has deemed pertinent to its consideration of the purchase of the Shares and the Warrant. Buyer has not been furnished any offering literature or prospectus. Buyer has carefully reviewed the publicly available information regarding the Seller and the information provided to Buyer by the Seller and is thoroughly familiar with the existing and proposed business operations, management and financial condition of the Seller. Buyer acknowledges and understands (i) the risks involved in this investment, including the speculative nature of the investment, (ii) the financial hazards involved in this investment, including the risk of losing the entire investment in the Seller’s Common Stock, and (iii) the tax consequences of this investment to the Buyer. Buyer has consulted with its own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Buyer in the Seller’s Common Stock and the merits and risk of an investment in the Seller’s Common Stock.

5.6       Buyer understands that the offering and sale of Seller Common Stock under this Agreement has not been registered under the Securities Act, in reliance on the exemption for non-public offerings provided by Section 4(2) of the Securities Act and regulations promulgated thereunder, and that Buyer has no right to require such registration (except for Buyer’s rights to require registration of the Shares under Section 3 hereof). Buyer further understands that the offering and sale of Seller Common Stock has not been qualified or registered under the securities laws of the State of Delaware or the Commonwealth of Virginia in reliance upon exemptions under such laws and in reliance upon the representations made and information furnished by Buyer in this Agreement; that the offering and sale of Seller Common Stock has not been reviewed by the SEC, any state securities authorities, the OTS, or other regulatory authority and that a number of material terms of this offering do not comply with the standards generally applied by such authorities with respect to offerings that are subject to their review.

5.7       Buyer understands that there may be no liquid market for the Seller Common Stock and that it may not be able to sell or dispose of such shares; Buyer has liquid assets sufficient to assure that purchase of the Shares will cause no undue financial difficulties and that, after purchasing the Shares and the Warrant, Buyer will be able to provide for any foreseeable current needs and possible personal contingencies; and Buyer is able to bear the risk of illiquidity and the risk of a complete loss of this investment. Buyer represents and agrees that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and has the capacity to protect the Buyer’s own interests in connection with the investment in the Shares. Buyer understands that the Shares are subject to resale restrictions.

5.8       Buyer understands that it may be deemed an “affiliate” as defined in Rule 144 under the Securities Act as a result of Mr. Weschler serving as a Director, and that the Shares will, and the Warrant Shares may, be “restricted securities” as defined in Rule 144 under the Securities Act and, accordingly, that the Shares, and the Warrant Shares, must be held indefinitely unless they are subsequently registered or qualified under the Securities Act and any other applicable securities law or exemptions from such registration and qualifications are available. Buyer understands that the right to transfer the Shares (and possibly the Warrant Shares) will be restricted unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investor suitability standards) and that the certificate(s) for the Shares and the Warrant Shares will bear the following legends:

The shares represented by this certificate are issued subject to all the provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND UPON REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED

Upon the effectiveness of the Registration Statement or at such time as the Buyer shall be able to sell Shares and/or Warrant Shares in reliance upon Rule 144(b)(1), upon Buyer’s request, the Seller shall cooperate with the Buyer to facilitate the timely preparation and delivery of certificates representing Shares and/or Warrant Shares to be sold and not bearing any restrictive legends; and enable such securities to be in such share amounts and registered in such names as the Buyer shall request.

5.9       The Shares and the Warrant are being purchased for the account of Buyer, with Buyer’s own funds and not the funds of any other person, for investment only and not for the interest or account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof, and Buyer agrees not to sell, transfer or otherwise dispose of the Shares or the Warrant Shares unless they have been registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements of the Securities Act and such laws is available. Buyer has not entered into any agreement to transfer the Shares, the Warrant or the Warrant Shares upon issuance. There are no agreements or other arrangements, written or otherwise, between Buyer and any other person to act together for the purpose of acquiring, holding, voting or disposing of the Shares or the Warrant Shares.

5.10     The Buyer acknowledges and agrees that (i) the Shares and the Warrant Shares are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency, (ii) there are significant risks incident to an investment in the Shares and the Warrant Shares, and (iii) no Federal or state governmental agency has passed upon or will pass upon the offer or sale of the Shares or the Warrant or has made or will make any finding or determination as to the fairness of this investment.

6.         Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be by certified mail, return receipt requested, addressed as set forth below or as may be otherwise specified by notice meeting the requirements of this paragraph. All notices shall be deemed given when mailed pursuant to the foregoing sentences. Notices shall be addressed as follows:

                If to Seller:

Mark A. Turner
President and CEO
WSFS Financial Corporation
500 Market Street
Wilmington, Delaware 19801
Facsimile No.: (302) 571-6842

With Copy To:

John J. Spidi, Esq.
Malizia Spidi & Fisch, PC
901 New York Avenue, NW
Suite 210 East
Washington, DC 20001
Facsimile No.: (202) 434-4661

If to Buyer:

Peninsula Investment Partners, L.P.
404B East Main Street, 2nd Floor
Charlottesville, Virginia 22902
Attention: Mr. R. Ted Weschler
Telephone:(434) 297-0811
Telecopy: (434) 220-9321

With Copy To:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Patricia A. Poglinco, Esq.
Telephone: (212) 574-1200
Telecopy: (212) 480-8421

7.         Merger or Consolidation. In the event of any consolidation or merger of Seller with or into another corporation, the consolidation of Seller with or the merger of Seller with or into any other person, or in the event of the sale or other transfer of all or substantially all of the assets of Seller to any other person, then in each case the rights of Buyer under this Agreement shall survive such consolidation, merger, sale or other transfer and shall thereafter be enforceable against the entity succeeding as to the rights and obligations of Seller hereunder.

8.	Seller Covenants.

(a)       Board Appointment. The Seller agrees to (a) immediately following the Closing, take all such actions as are necessary to appoint R. Ted Weschler to the board of directors of the Seller, and (b) further use its best efforts to amend the certificate of incorporation, bylaws and other corporate documents of the Seller if required in order to provide for the matters contemplated under this Section 8.

9.         Seller’s Right upon Triggering Event. If, at any time Buyer owns any of the Shares, the Warrant or Warrant Shares, Mr. R. Ted Weschler becomes deceased, disabled or legally incapacitated, or is no longer the managing member (or person serving a similar function) of the Buyer’s general partner (the “Triggering Event”), Seller shall have the right to repurchase from Buyer (i) all or any portion of the Shares purchased under this Agreement at a purchase price equal to 110% of the volume weighted average price of the Seller Common Stock as reported on the Nasdaq Global Select Market (or such other market as the Seller Common Stock is then listed for trading) for the 30 trading days preceding the Triggering Event, and (ii) all or any portion of the then outstanding Warrant and Warrant Shares at the Fair Market Value, as defined in this Section 9. Within sixty (60) days of a Triggering Event and concurrently with Buyer’s provision of notice regarding such Triggering Event to its limited partners as required by its partnership agreement, Buyer shall give written notice to Seller of the occurrence of a Triggering Event (the “Triggering Event Notice”). Commencing upon its receipt of a Triggering Event Notice and ending one hundred fifty (150) trading days thereafter, Seller shall have the option to exercise its right to purchase all or any portion of the Shares, the Warrant or Warrant Shares (in the manner contemplated herein) from Buyer. If Seller does not exercise its rights hereunder within the period provided above, Buyer shall have the right, at any time following the expiration of such period, to dispose of the Shares, the Warrant or Warrant Shares to a third party. The closing pursuant to the exercise of the rights under this Section 9 shall take place at such place agreed upon between the parties, but not later than ten (10) days after the Seller has notified the Buyer of the exercise of its rights hereunder. At such closing, the Buyer shall deliver certificates representing the Shares or Warrant Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Seller shall deliver the purchase price, or an appropriate portion thereof, in immediately available funds to the Buyer. For purposes of this Section 9, “Fair Market Value” means the value arrived at using the Black-Scholes model, utilizing the following assumptions and inputs: (i) the market price of Seller’s Common Stock is to be determined by the thirty (30) day volume weighted average price preceding the Triggering Event; (ii) the Warrant exercise price is $29.00 per share; (iii) the term of the Warrant shall be the remaining term of the Warrant as of the Triggering Event; (iv) interest rate assumptions based on the forward LIBOR curve for the remaining term of the Warrant as of the Triggering Event; (v) the expected dividend rates shall be the Seller’s current dividend rate for the past three years prior to the Triggering Event; and (vi) volatility shall be based on the most recent historic volatility for the period in length covering the remaining term of the Warrant as of the Triggering Event.

10.	Mutual Conditions to Closing.

10.1     All necessary and required consents and approvals of the OTS and any other regulatory body or agency shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

10.2     There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of parties to this Agreement. No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

11.	Miscellaneous.

11.1     This Agreement sets forth the entire understanding of the parties with respect to its subject matter, it supersedes all prior agreements between the parties, and it may not be altered except by written agreement by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns. This Agreement is not transferable or assignable by the parties.

11.2     The representations, warranties, covenants and agreements of Seller and Buyer contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

11.3     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any legal proceedings with respect to this Agreement shall take place solely within the courts located within the State of Delaware and all parties hereto consent to the jurisdiction of said courts. The parties hereby waive any right to trial by jury in any action or proceedings arising out of or related to this Agreement.

11.4     In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Buyer will be entitled to specific performance under this Agreement with respect to the Seller’s obligations under Section 2.4 and Section 3 of this Agreement. The Seller agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

11.5 To the extent consistent with its obligations under the federal securities laws and regulations, including, but not limited to, Regulation FD under the Exchange Act, Seller will provide to the Buyer an advance copy of any proposed announcement to be made by the Seller with respect to this Agreement and/or the transaction contemplated hereby and the Buyer shall have the right to approve any information contained therein regarding Buyer, its affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed.

11.6     This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

11.7     The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

11.8     If for any reason any provision herein is determined to be invalid, such invalidity shall not impair or otherwise affect the validity of the other provisions of this Agreement. Moreover, the parties agree to replace such invalid provision with a substitute provision that will satisfy the intent of the parties.

11.9     Paragraph titles herein are for description purposes only and shall not control or alter the meaning of the provisions of this Agreement as set forth in the text.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

ATTEST:	WSFS FINANCIAL CORPORATION, Seller

	By:	/s/ Mark A. Turner
(corporate seal)		Mark A. Turner
President and Chief Executive Officer

ATTEST:	PENINSULA INVESTMENT PARTNERS, L.P., Buyer

	By:	Peninsula Capital Appreciation, LLC
	Its:	General Partner

	By:	/s/ R. Ted Weschler
R. Ted Weschler
Managing Member